EXHIBIT 32a

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

          I, Ralph Izzo, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Annual Report of Public Service Enterprise Group Incorporated on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Ralph Izzo

Ralph Izzo
Public Service Enterprise Group Incorporated
Chief Executive Officer
February 27, 2008